CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 33-73810) of Eastman Chemical Company of our report dated July 1, 2013 relating to the financial statements of Eastman Investment and Employee Stock Ownership Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Raleigh, North Carolina
July 1, 2013

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